Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

AMONG

A.P. PHARMA, INC.,

TANG CAPITAL PARTNERS, LP,

BAKER BROS. INVESTMENTS II, L.P.,

BAKER BROTHERS LIFE SCIENCES, L.P.,

AND

14159, L.P.

DATED AS OF APRIL 24, 2011

i

ii

LIST OF EXHIBITS

EXHIBIT A	Form of Senior Secured Convertible Notes due 2021
EXHIBIT B	Form of Security Agreement

iii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 24, 2011 by and among A.P. Pharma, Inc., a Delaware corporation (the “Company”), Tang Capital Partners, LP, a Delaware limited partnership, Baker Bros. Investments II, L.P., a Delaware limited partnership, Baker Brothers Life Sciences, L.P., a Delaware limited partnership and 14159, L.P., a Delaware limited partnership (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 12 hereof.

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission) under the Securities Act;

WHEREAS the Company has authorized a new series of Senior Secured Convertible Notes due 2021 (the “Notes”), in the form attached hereto as Exhibit A, which Notes shall be convertible into the Company’s common stock, $0.01 par value per share (the “Common Stock”), and, in accordance with the terms of the Notes, the interest on the Notes may be payable through the addition of the amount of such Interest to the then outstanding principal (“PIK Interest”);

WHEREAS the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, Notes of the Company, all in accordance with the terms and provisions of this Agreement; and

WHEREAS, the Purchasers have committed to investing a minimum aggregate amount of $1,500,000 (the “Commitment Amount”) in the transactions as described herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1. Authorization of Securities. The Company has authorized the issuance and sale of Notes, in an aggregate principal amount of up to $4,500,000, without regard to amounts potentially payable as PIK Interest. Each Note shall be in the form of Exhibit A attached hereto, shall be duly executed by the Company and shall be dated as of the date of the applicable Closing (as defined in Section 3.1). The Notes will be senior in right of payment to any future indebtedness, and secured by substantially all of the assets of the Company pursuant to the Security Agreement, in the form of Exhibit B hereto (the “Security Agreement”), which shall be duly executed by the Company and the Purchasers as of the date hereof. The shares of Common Stock into which the Notes are convertible are sometimes referred to herein as the “Conversion Shares”, and the Notes (including any PIK Interest that may be paid thereon) and the Conversion Shares are sometimes referred to herein collectively as the “Securities.”

2. Sale and Purchase of the Securities. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at the Initial Closing (as defined in Section 3.1) that amount of face value of Notes as set forth on Schedule I attached hereto for a corresponding purchase price to be paid in cash, resulting in aggregate proceeds of $1,500,000 (the “Note Purchase Price”).

3. Closing; Payment of Purchase Price; Use of Proceeds.

3.1. Closings.

(a) The initial closing (the “Initial Closing”), with respect to the transaction contemplated in Section 2 hereof, shall take place at the offices of Ropes & Gray LLP, Three Embarcadero Center, San Francisco, California on April 29, 2011, or at such other time and place as the Company and Purchasers may agree, including remotely via the exchange of documents and signatures (the “Initial Closing Date”). If the Initial Closing Date does not occur within seven business days from the date hereof, a majority in interest of the Purchasers, in their sole discretion, may terminate this Agreement.

(b) The term “Closing” shall refer to the Initial Closing and each Subsequent Closing (as defined in Section 3.2), to the extent there is a Subsequent Closing. At the Initial Closing, the Company shall issue to each Purchaser a Note representing the principal amount which such Purchaser is purchasing at the Closing, in the name of such Purchaser, against delivery to the Company by that Purchaser of a wire transfer in the amount of the Note Purchase Price therefor.

3.2. Subsequent Closings. At any time and from time to time from and after the Initial Closing, each Purchaser may elect to purchase up to its Pro Rata Interest in an additional $3,000,000 aggregate principal amount of Notes (“Additional Notes”) at a price equal to such additional principal amount; provided, the right to purchase Additional Notes shall expire upon the second anniversary of the Initial Closing Date. A Purchaser electing to purchase Additional Notes shall provide at least two (2) days’ notice to the Company of such election, with each such closing (each a “Subsequent Closing”) to occur at the offices of Ropes & Gray LLP, Three Embarcadero Center, San Francisco, California, on the date and time elected by such Purchaser or at such other time and place as the Company and Purchasers may agree, including remotely via the exchange of documents and signatures (each a “Subsequent Closing Date” and together with the Initial Closing Date, each a “Closing Date”). At each Subsequent Closing, the Company shall provide a certification that the conditions set forth in Section 7.1 continue to be satisfied with respect to the Additional Notes to be purchased in such Closing.

4. Representations and Warranties of the Purchasers; Register of Securities; Restrictions on Transfer. Each Purchaser, severally but not jointly, represents and warrants to the Company that the statements contained in this Section 4 are true and complete as of the date of this Agreement and will be true and complete as of the date of each Closing:

4.1. Organization. The Purchaser represents that the Purchaser is duly formed, validly existing and in good standing under the laws of Delaware, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company and has all partnership power and authority to enter into this Agreement and the other Transaction Documents and instruments referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby.

4.2. Validity. The execution, delivery and performance of this Agreement, and the other Transaction Documents and instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement and instrument constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3. Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.4. Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.5. Investor Questionnaire. In connection with the filing of a Registration Statement, the Company may require the Purchaser to furnish to the Company such information regarding the Purchaser and the Registrable Securities, as the Company may reasonably request in writing and as shall reasonably be required in connection with the filing of the Registration Statement. At least five (5) Business Days prior to the first anticipated filing date of such Registration Statement, the Company shall notify the Purchaser of the information the Company requests from the Purchaser.

4.6. Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

4.7. Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the other Transaction Documents and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur.

4.8. Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

4.9. Access to Information. The Purchaser has been given access to all Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. The foregoing, however, does not limit or modify the representations and warranties made by the Company pursuant to Section 5 of this Agreement or the right of the Purchaser to rely thereon.

4.10. Restricted Securities.

(a) The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b) The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Securities, except as provided in the Transaction Documents.

(c) The Purchaser is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

4.11. Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.12. Communication of Offer. The offer to sell the Securities was directly communicated to the Purchaser by the Company. At no time was the Purchaser presented with or solicited by any leaflet, advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any other form of general advertising, or solicited or invited to attend a promotional meeting or any seminar or meeting by any general solicitation or general advertising.

4.13. Short Sales, etc. Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company during the thirty (30) days prior to the date hereof, except as set forth in filings made with the Commission pursuant to Section 16 of the Exchange Act. Purchaser represents and warrants to and covenants with the Company that Purchaser has not, during the thirty (30) days prior to the date hereof, engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative).

5. Representations and Warranties by the Company. Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchasers dated the date hereof (the “Disclosure Schedule”), the Company represents and warrants to the Purchasers that the statements contained in this Section 5 are true and complete as of the date of this Agreement and will be true and complete as of the date of the Initial Closing and the Subsequent Closings, as the case may be. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 5, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 5 only to the extent it is clear from a reasonable reading of the disclosure that such disclosure is applicable to such other sections and subsections.

5.1. Capitalization.

(a) As of the date hereof, without giving effect to any of the Closings, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of the date hereof, there are 40,064,194 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. The Company has reserved 109,158 shares of Common Stock for issuance to employees of the Company pursuant to its 1997 Employee Stock Purchase Plan (the “ESPP”). The Company has reserved 3,944,597 shares of Common Stock for issuance to employees, officers, directors and consultants of the Company pursuant to its 2007 Equity Incentive Plan, as amended and in effect, duly adopted by the Board of Directors of the Company (the “Board of Directors”) and approved by the stockholders of the Company (“2007 Equity Incentive Plan”). Of such reserved shares of Common Stock for the 2007 Equity Incentive Plan, options to purchase 1,898,305 shares of Common Stock have been granted and are currently outstanding, 1,013,805 shares of Common Stock have been granted as restricted stock awards and are currently outstanding and 2,046,292 shares of Common Stock remain available for issuance to employees, officers, directors and consultants pursuant to the 2007 Equity Incentive Plan. The Company has reserved 325,533 shares of Common Stock for issuance to employees, officers, directors and consultants of the Company pursuant to its 2002 Stock Incentive Plan, as amended and in effect, duly adopted by the Board of Directors and approved by the stockholders of the Company (“2002 Stock Incentive Plan”). Of such reserved shares of Common Stock for the 2002 Stock Incentive Plan, options to purchase 246,742 shares of Common Stock have been granted, 163,496 shares of Common Stock have been granted as restricted stock awards and are currently outstanding and 78,791 shares of Common Stock remain available for issuance to employees, officers, directors and consultants pursuant to the 2002 Stock Incentive Plan. The Company has reserved 1,028,958 shares of Common Stock for issuance to employees, officers, directors and consultants of the Company pursuant to its Non-Qualified Stock Plan, as amended and in effect, duly adopted by the Board of Directors and approved by the stockholders of the Company (the “Non-Qualified Stock Plan”). Of such reserved shares of Common Stock for the Non-Qualified Stock Plan, options to purchase 1,028,958 shares of Common Stock have been granted, 0 shares of Common Stock have been granted as restricted stock awards and are currently outstanding and 0 shares of Common Stock remain available for issuance to prospective employees and non-executive employees and consultants pursuant to the Non-Qualified Stock Plan. The Company has reserved 200,000 shares of Preferred Stock for issuance upon the exercise of the rights pursuant to the Preferred Shareholders Rights Agreement, as amended and in effect, duly adopted by the Board of Directors and approved by the Company stockholders (the “Preferred Shareholders Rights Agreement”). The Company has no other shares of capital stock authorized, issued or outstanding. A capitalization table presenting the capitalization of the Company as of the date hereof, without giving effect to any of the Closings, is set forth on Schedule 5.1(a) hereto. At each Subsequent Closing, if any, the Company shall provide an updated capitalization table representing the capitalization of the Company on such date thereof.

(b) As of the date hereof, after giving effect to the Initial Closing and the Subsequent Closings, if any, except as may be granted by this Agreement and the other Transaction Documents, (i) other than as set forth in Schedule 5.1(b), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated other than pursuant to the ESPP, 2007 Equity Incentive Plan, 2002 Stock Incentive Plan, the Non-Qualified Stock Plan and the Preferred Shareholders Rights Agreement; (ii) other than as set forth in Schedule 5.1(b), there are no agreements or arrangements under which the Company is or may become obligated to register the sale of any of its securities under the Securities Act; (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, except as required by the Charter Documents; and (iv) except for 109,158 shares of Common Stock reserved for issuance under the ESPP, 3,944,597 shares of Common Stock reserved under the 2007 Equity Incentive Plan, 325,533 shares of Common Stock reserved under the 2002 Stock Incentive Plan, 1,028,958 shares of Common Stock reserved under the Non-Qualified Stock Plan and 200,000 shares of Preferred Stock reserved under the Preferred Shareholder Rights Agreement as set forth in Schedule 5.1(b) hereto, the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement.

5.2. Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been validly issued and are fully paid and non-assessable. The issuance of the Conversion Shares to the Purchasers pursuant to the terms hereof upon conversion of the Notes will vest in the holders thereof legal and valid title to such Conversion Shares, free and clear of any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance other than restrictions pursuant to any applicable state or federal securities laws (collectively, “Encumbrances”).

5.3. Organization. The Company (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

5.4. Subsidiaries. There are no direct or indirect Subsidiaries of the Company.

5.5. Consents. Except as set forth on Schedule 5.5, neither the execution, delivery or performance of this Agreement or the other Transaction Documents by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws or filings with applicable Governmental Entities to perfect the security interests created by the Security Agreement.

5.6. Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the provision to the Purchaser of the rights contemplated by the Transaction Documents) and no action on the part of the stockholders of the Company is required, except for the actions required pursuant to Section 6.11. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, except for the stockholder approvals required in connection with the matters set forth in Section 6.11. This Agreement has been duly executed and delivered by the Company, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.7. Valid Issuance of Securities. The Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, at each Closing, will be duly authorized and a sufficient number of authorized but unissued shares of

Common Stock (which may be unissued or issued but held by the Company as treasury shares) will have been, upon obtaining stockholder approval as contemplated by Section 6.11, reserved for issuance upon conversion of the Notes, and upon such conversion in accordance with the terms of this Agreement and the Notes, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes and Encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company, except as set forth herein.

5.8. No Conflicts. Except as set forth on Schedule 5.8 or as specifically contemplated herein, the execution, delivery and performance of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) will not (a) result in a violation of the certificate of incorporation, as amended, and the by-laws of the Company (the “Charter Documents”), (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, (d) result in a material violation of any rule or regulation of FINRA or its Trading Markets, or (e) result in the creation of any Encumbrance upon any of the Company’s assets. Except as set forth on Schedule 5.8, the Company is not in violation of its Charter Documents, and the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect.

5.9. Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Except as set forth on Schedule 5.9, the Company is in compliance with all material terms of the Material Contracts, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company under any such Material Contract or, to the knowledge of the Company, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. To the knowledge of the Company, it has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

5.10. Right of First Refusal; Stockholders Agreement; Voting and Registration Rights. Except as provided in this Agreement or the other Transaction Documents, or as otherwise set forth in Schedule 5.10, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right or any registration right regarding the securities of the Company. Except pursuant to any agreement listed on Schedule 5.10, there are no provisions of the Charter Documents, and no Material Contracts, other than this Agreement or the other Transaction Documents, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) would adversely affect the Company’s or the Purchaser’s right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the other Transaction Documents and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company’s issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a different vote under Delaware law, or (e) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company in each case.

5.11. Previous Issuances. All shares of capital stock and other securities previously issued by the Company have been issued in transactions registered under or exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or “blue sky” laws in connection with the previous issuance of any shares of capital stock or other securities.

5.12. No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities, nor have any of such Persons made any offers or sales of any security of the Company or its Affiliates or solicited any offers to buy any security of the Company or its Affiliates under circumstances that would require registration of the Securities under the Securities Act or any other securities laws or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions of any Trading Market on which any securities of the Company are listed or designated.

5.13. Financial Statements.

(a) Except as set forth in Schedule 5.13, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2010 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All agreements to which the Company is a party or to which the property or assets of the Company are subject, which are required to be described in or filed as exhibits to an SEC Report, have been so described or filed.

(b) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.14. No Undisclosed Material Liabilities. There are no liabilities of the Company of any kind whatsoever, whether interest-bearing indebtedness, or liabilities accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities:

(a) reflected in the financial statements (including the footnotes thereto) included in the SEC Reports;

(b) disclosed on Schedule 5.14 hereto; or

(c) created under, or incurred in connection with, this Agreement or the other Transaction Documents.

5.15. Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties or, to the knowledge of the Company, any of its respective officers or directors before any Governmental Entity, except as disclosed on Schedule 5.15 hereto.

5.16. Taxes. Except as set forth on Schedule 5.16, the Company has properly filed all federal, foreign, state, local, and other tax returns and reports which are required to be filed by it, which returns and reports were properly completed and are true and correct in all material respects, and all taxes, interest, and penalties due and owing have been timely paid. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims now pending or matters under discussion between the Company and any taxing authority in respect of any tax of the Company. The Company has no material uncertain tax positions pursuant to FASB Interpretation 48 (FIN 48), Accounting for Uncertainty in Income Taxes.

5.17. Employee Matters.

(a) The Company has listed any “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that it maintains for employees on Schedule 5.17(a).

(b) Except as set forth on Schedule 5.17(b), (i) no director or officer or other employee of the Company will become entitled to any retirement, severance, change of control, or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting) or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company (each, an “Employee Benefit Plan”) as a result of the transactions contemplated in this Agreement; and (ii) no payment made or to be made to any current or former employee or director of the Company, by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, the consummation of a change of control or a termination of employment) will constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

(c) No executive officer, to the knowledge of the Company, is, or is now reasonably expected to be, in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

(d) The Company is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect, and no work stoppage or labor strike against the Company is pending or, to its knowledge, threatened, nor is the Company involved in or, to its knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any current or former employees of the Company or independent contractors. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Employee Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect. Each Employee Benefit Plan subject to the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act, and related regulations, has been operated in compliance therewith and is a “grandfathered health plan” as defined therein.

(e) Except as set forth on Schedule 5.17(e), no Key Employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or Key Employee.

5.18. Compliance with Laws.

(a) The Company has been and is in material compliance with the terms of, all franchises, permits, licenses and other rights and privileges necessary to conduct the Company’s present and proposed business and is in compliance with and has not violated, in any material respect, (i) any judgments, orders, decrees, injunctions or writs applicable to the Company, or (ii) any applicable provisions of any laws, statutes, ordinances, rules or regulations applicable to the conduct of the Company’s business, including the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any drug or drug candidate under development, manufactured or distributed by the Company (collectively, “Applicable Laws”).

(b) Except as set forth on Schedule 5.18, each of the Company and its subsidiaries:

(i)	has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”);

(ii)	possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations;

(iii)	has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding;

(iv)

has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action;

(v)	has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and

(vi)	has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(c) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its subsidiaries were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the SEC Reports are accurate and complete and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and, since January 1, 2008, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

5.19. Brokers. There is no investment banker, broker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.20. Environmental Matters.

(a) (i) (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against the Company and no penalty has been assessed against the Company with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company is in compliance with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect; and (iii) to the knowledge of the Company there are no liabilities of or relating to the Company relating to or arising out of any Environmental Law except such as would not have a Material Adverse Effect, and, to the knowledge of the Company, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

(b) For purposes of this Agreement, the term “Environmental Laws” means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term “Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan.

5.21. Intellectual Property Matters.

(a) “Intellectual Property” means any and all of the following arising under the laws of the United States, any other jurisdiction or any treaty regime: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes (other than open source codes), (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing. “Company Intellectual Property” means all Intellectual Property which is used in connection with, and is material to, the business of the Company and all Intellectual Property owned by the Company, provided that any Intellectual Property that is licensed by the Company shall be included within the meaning of Company

Intellectual Property only within the scope of use by the Company or in connection with the Company’s business.

(b) Except as set forth on Schedule 5.21(b), with respect to each item of Company Intellectual Property that is material to the Company’s business:

(i)	The Company possesses all rights, titles and interests in and to the item if owned by the Company, as applicable, free and clear of any Encumbrance, license or other restriction, and possesses all rights necessary in the case of a licensed item to use such item in the manner in which it presently uses the item or reasonably contemplates using such item, and the Company has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item owned by the Company;

(ii)	the item if owned by the Company is not, and if licensed, to the knowledge of the Company is not, subject to any outstanding injunction, judgment, order, decree, ruling or charge naming the Company;

(iii)	no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, has been or is being threatened which challenges the legality, validity, enforceability, use or ownership of the item;

(iv)	to the knowledge of the Company, the item if owned by the Company does not infringe upon any valid and enforceable Intellectual Property right or other right of any third party;

(v)	to the knowledge of the Company, no third party has infringed upon or misappropriated the Company’s intellectual property rights in the item;

(vi)	the Company is not party to any option, license, sublicense or agreement of any kind covering the item that it is in breach or default thereunder, and to the knowledge of the Company and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder; and

(vii)	each option, license, sublicense or agreement of any kind covering the item is legal, valid, binding, enforceable and in full force and effect.

The Company has provided to the Purchaser a list of all patents, copyrights, trademarks and services marks of the Company included in the Company Intellectual Property that are registered with or issued by or pending before the U.S. or any foreign patent, trademark or copyright office as of the date of the Initial Closing (the “IP Summary”). All registered patents, copyrights, trademarks and service marks included on the IP Summary (x) if owned by the Company and (y) if licensed, to the knowledge of the Company, are valid and subsisting and are not subject to any claims, Encumbrances, taxes or other fees except for periodic filing, annuity and maintenance fees and Permitted Liens. Except as set forth on the IP Summary, the Company has not infringed upon or misappropriated any valid and enforceable Intellectual Property rights of third parties, and there is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company contesting the right to use any third party’s Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation thereof.

(c) None of the Key Employees of the Company are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s businesses as presently conducted, will violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such Key Employee is obligated, and which violation, breach or default would be materially adverse to the Company.

(d) The Company has entered into confidentiality and proprietary information and assignment of inventions agreements, substantially in the form previously provided to the Purchaser, with the executive officers of the Company. The Company is not aware of any violation by any such executive officers of such agreements.

(e) No stockholder, member, director, officer or employee of the Company has any interest, right, title or interest in any of the Company Intellectual Property.

(f) To the knowledge of the Company, it is not, nor will it be, necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for valid and enforceable inventions, trade secrets or proprietary information that have been assigned to the Company.

(g) The Company maintains policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, comply with the Company’s obligations to its customers and applicable laws, rules and regulations. To the knowledge of the Company, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable laws, rules or regulations.

5.22. Related-Party Transactions. Except as disclosed in the SEC Reports or as contemplated hereby, no stockholder who is known by the Company to beneficially own 5% or more (on a fully-diluted basis) of any class of equity securities, and no officer or director of the Company or member of his or her immediate family is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth in the SEC Reports, as of the date hereof, no stockholder known by the Company to beneficially own 5% or more (on a fully-diluted basis) of any class of equity securities, officer or director of the Company and no member of the immediate family of any stockholder known by the Company to beneficially owns 5% or more (on a fully-diluted basis) of any class of equity securities, officer or director of the Company, is a party to any contract with the Company.

5.23. Title to Property and Assets. The Company does not own any real property. Except as set forth on Schedule 5.23 hereto, the Company owns or has legally enforceable rights to use or hold for use its personal property and assets free and clear of all Encumbrances except Permitted Liens and such other Encumbrances, if any, that individually or in the aggregate, do not and would not detract from the value of any asset or property of the Company or interfere with the use or contemplated use of any personal property of the Company. With respect to any real property, the Company is not in violation in any material respect of any of its leases. All machinery, equipment, furniture, fixtures and other personal property that is material to the Company’s business and all buildings, structures and other facilities, if any, including, without limitation, office or other space used by the Company in the conduct of its business and material to its business, are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not interfere with the conduct of normal operations of the Company. The Company has delivered to the Purchaser true and complete copies of any leases related to the real property used by the Company in the conduct of its business.

5.24. Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

5.25. Absence of Changes. Since the date of the latest audited financial statements included in the SEC Reports, except as set forth in Schedule 5.25 or as contemplated by, or in connection with, this Agreement or the other Transaction Documents, there has not been:

(a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase,

redemption or other acquisition by the Company of any outstanding shares of its capital stock of the Company;

(b) any amendment of any term of any outstanding security of the Company;

(c) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company of any contract or other right, other than transactions, commitments, contracts, agreements or settlements (excluding settlements of litigation and tax proceedings) in the ordinary course of business;

(d) any (A) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company, (B) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (C) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (D) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or senior employees of the Company other than in the ordinary course of business consistent with past practice; or

(e) any material tax election made or changed, any audit settled or any amended tax returns filed;

(f) any Material Adverse Effect or any event or events that individually or in the aggregate would have a Material Adverse Effect;

(g) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company’s properties or assets;

(h) any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of the Company to any Person, including, without limitation, each Purchaser and its Affiliates, in each case, other than in the ordinary course of business;

(i) any obligation or liability incurred, or any loans or advances made, by the Company to any of its Affiliates, other than expenses allowable in the ordinary course of business of the Company;

(j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business of the Company;

(k) any assignment, lease or other transfer or disposition, or any other agreement or arrangement therefor by the Company of any property or equipment having a value in excess of $50,000 except in the ordinary course of business;

(l) any waiver of any rights or claims of the Company, except for such waivers which would not have a Material Adverse Effect;

(m) any agreement or commitment by the Company to do any of the foregoing or any material transaction by the Company outside the ordinary course of business of the Company;

(n) any lien upon, or adversely affecting, any property or other assets of the Company, except for such liens which would not have a Material Adverse Effect; or

(o) a determination by either the Company or the Commission that the Company is a “shell company” or a “blank check company,” each as defined by the applicable rules and regulations of the Commission.

5.26. Illegal Payments. Neither the Company, nor, to the best knowledge of the Company, any director, officer, agent or employee of the Company has paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the business of the Company: (a) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar payment; (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law); or (c) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

5.27. Suppliers and Customers. The Company does not have any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company and any material supplier, customer, vendor, customer or client.

5.28. Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, as they are currently being conducted (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.29. Insurance. The Company maintains the insurance policies set forth on Schedule 5.29. The Company carries directors and officers insurance coverage in the amount set forth on Schedule 5.29. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.30. Indebtedness. Except as disclosed in Schedule 5.30 and other than Permitted Indebtedness, the Company (i) has no outstanding Indebtedness, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by any other party to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 5.30 provides a detailed description of the material terms of any such outstanding Indebtedness.

5.31. Ranking of the Notes. No Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

5.32. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.33. Securities and Exchange Act Requirements. The Company is required to file periodic and other reports with the Commission pursuant to Section 12(g) of the Exchange Act, and the Company has filed all such required reports with the Commission.

5.34. Accountants. Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”), who expressed their opinion with respect to the financial statements included in the SEC Reports, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and OUM, and except as set forth on Schedule 5.34, upon completion of the Initial Closing, the Company will be current with respect to any fees owed to such accounting firm.

5.35. Application of Takeover Protections; Exemption under Section 16. The Company and its Board of Directors have taken all necessary action, if any, in order to (a) render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation (including Section 203 of the Delaware General Corporation Law) that is or could become applicable to each Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and such Purchaser’s ownership of the Securities, and (b) exempt the acquisition of the Securities by the Purchaser, to the extent applicable, under Rule 16b-3 promulgated under the Act.

5.36. Stock Options. With respect to stock options issued pursuant to the Company’s Employee Benefit Plans (i) except as set forth on Schedule 5.36 hereto, each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents and (ii) each such grant was made in accordance with the material terms of the Employee Benefit Plans, the Securities Act and all other applicable laws and regulatory rules or requirements.

6. Covenants.

6.1. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.2. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities, and the resale of the Securities, as may be required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

6.3. Reporting Status. Until the date on which the Purchasers shall have sold all the Conversion Shares and none of the Notes are outstanding (the “Reporting Period”), the Company shall (i) timely file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder and (ii) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act or Securities Act.

6.4. Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including sales, marketing, working capital, general and administrative expenses and not for (i) the repayment of any outstanding Indebtedness of the Company or (ii) the redemption or repurchase of any of its equity securities.

6.5. Financial Information. As long as any Notes are outstanding, the Company agrees to send the following to the Purchasers during the Reporting Period (i) unless the following are filed with the Commission through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the Commission, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

6.6. Listing. The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, in accordance with the Notes, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.6.

6.7. Fees. Upon consummation of each Closing pursuant to this Agreement or in the event that the Company elects to terminate this Agreement, the Company shall pay, reimburse and hold the Purchasers harmless from liability for the payment of all reasonable fees and expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The reasonable fees and expenses of the Purchasers may include, without limitation, the reasonable fees and expenses of counsel and out of pocket expenses, including diligence and travel expenses, of the Purchasers arising in connection with the preparation, negotiation and execution of the Transaction Documents and the consummation of the transactions contemplated thereby.

6.8. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and in effecting a pledge of Securities the Purchasers shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Purchasers.

6.9. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of the Notes) as exhibits to such filing (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company nor the Purchasers shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of a given Purchaser, neither the Company nor any of its affiliates shall disclose the name of such Purchasers in any filing, announcement, release or otherwise.

6.10. Corporate Existence. So long as any Purchaser beneficially owns any Securities, the Company shall not be party to any Change of Control transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Change of Control transactions set forth in the Notes.

6.11. Reservation of Shares. The Company shall take all action necessary to, at all times from the Increase Deadline, have authorized and reserved for the purpose of issuance upon conversion of the Notes, no less than the number of shares of Common Stock issuable (i) upon conversion of $4,500,000 aggregate principal amount of the Notes, and (ii) upon conversion of accrued and unpaid PIK Interest potentially issuable under the Notes through the Maturity Date (as defined in the Notes). The “Increase Deadline” means the earlier of (a) six months from the Initial Closing Date, and (b) one Business Day after the Company’s 2011 annual meeting of stockholders.

6.12. Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

6.13. Ranking of the Notes. No Indebtedness of the Company may be incurred that is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

6.14. Follow-on Offering. Within thirty (30) days from the Initial Closing, the Company shall prepare and file a registration statement on Form S-1 registering the offer and sale of up to $20,000,000 of equity securities (including common stock, common stock equivalents and preferred stock), to be offered and sold by the Company on a primary basis (the “Follow-on Offering”). The Company shall use commercially reasonable efforts to have the foregoing registration statement declared effective by the staff of the Commission and to complete the Follow-on Offering as promptly as practicable. The failure to timely file a registration statement for the Follow-on Offering within thirty (30) days from the Initial Closing Date shall be deemed a Filing Failure for purposes of Section 11.5 of this Agreement.

7. Conditions of Parties’ Obligations.

7.1. Conditions of the Purchasers’ Obligations at the Initial Closing and the Subsequent Closings. The obligations of the Purchasers under Section 2 hereof are subject to the fulfillment, prior to each Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Purchasers in their absolute discretion.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct (i) on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date

(except to the extent expressly made as of an earlier date in which case as of such earlier date) and (ii) on and as of each Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of such Subsequent Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or before the applicable Closing.

(c) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement or the other Transaction Documents.

(d) Control Agreement. The Company shall have executed and delivered each Control Agreement on or before the Initial Closing.

(e) Supporting Documents. The Purchasers at each Closing shall have received the following:

(i)	An opinion from Latham & Watkins LLP, counsel to the Company, dated as of the date of the applicable Closing, in a form reasonably satisfactory to the Purchasers; and

(ii)	Copies of resolutions of the Board of Directors, certified by the Secretary of the Company, authorizing and approving by the disinterested directors the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

(f) Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents (including consents and waivers listed on Schedule 5.5). All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, and no Material Adverse Effect has occurred with respect to the operation of the Company’s business.

(g) No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to the Company since the date of the latest audited balance sheet of the Company included in the SEC Reports.

(h) Fees and Expenses of Purchasers. The Company shall have paid (or the Purchasers shall have made arrangements to deduct from the Notes Purchase Price or the Total Notes Purchase Price, as applicable), in accordance with Section 6.7, the fees, expenses and disbursements of the Purchasers.

(i) No Default. No Event of Default (as defined in the Notes) shall be continuing as of each Closing, after giving effect to the transactions contemplated to occur on each Closing.

(j) Compliance Certificates. The Company shall have provided to the Purchasers, a Compliance Certificate, executed by the Chief Executive Officer (or acting Chief Executive Officer, if applicable) of the Company, dated as of the Closing, to the effect that the conditions specified in subsections (a) “Representations and Warranties”, (b) “Performance”, (c) “Qualification Under State Securities Laws”, (f) “Consents and Waivers” and (i) “No Default” of this Section 7.1 have been satisfied.

7.2. Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on each Closing of all of the following conditions, any of which may be waived in whole or in part by the Company.

(a) Covenants; Representations and Warranties. (i) The Purchasers at the Closing shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing and (ii) the representations and warranties of the Purchasers at the Closing contained in this Agreement shall be true and correct at and as of the Closing as if made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

8. Transfer Restrictions; Restrictive Legend.

8.1. Transfer Restrictions. The Purchasers understand that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of such Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to such Purchaser’s family member or trust for the benefit of an individual Purchaser, (E) transferring its Securities to any Affiliate of such Purchaser, in the case of an institutional investor, or other Person under common management with such Purchaser, or (F) a transfer that is made pursuant to a bona fide gift to a third party; provided, further, that (i) the transferee in each case agrees to be subject to the restrictions in this Section 8 and provides the Company with a representation letter containing substantially the same representations and warranties set forth in Section 4 hereof, (ii) the Company satisfies itself that the number of transferees is sufficiently limited and (iii) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration. It is understood that the certificates evidencing any Securities may bear substantially the following legends (in addition to any other legends as legal counsel for the Company deems necessary or advisable under the applicable state and federal securities laws or any other agreement to which the Company is a party):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

8.2. Unlegended Certificates. The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if (a) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that, or the Company is otherwise satisfied that, the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, or (b) the securities represented by the certificate containing the foregoing legend have been registered for resale as contemplated in Section 11 of this Agreement, in which case the removal shall be predicated on the undertaking by such Purchaser that the securities will only be sold pursuant to such registration statement(s) or an available exemption from registration.

9. Registration, Transfer and Substitution of Certificates for Shares.

9.1. Stock Register; Ownership of Securities. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Notes. The Company may treat the Person in whose name any of the Notes are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.

9.2. Transfer Agent Instruction. Subject to satisfaction of either condition set forth in Section 8.2, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Purchaser or its nominee(s), for the Conversion Shares or upon conversion of the Notes in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Notes. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 9.2 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Purchaser effects a transfer of the Securities in accordance with Section 8.1, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. In the event that any sale, assignment or transfer involves

Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Purchaser, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 9.2 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 9.2, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without necessity of showing economic loss and without bond or other security being required.

9.3. Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Notes, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 9.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Notes of like tenor.

10. Pre-emptive Right of the Purchasers.

10.1. Issuance of Additional Securities. The Company hereby grants to the Purchasers the right to purchase up to 50% (the “Preemptive Portion”) of any new securities (excluding securities issued in an Exempt Issuance) offered and sold by the Company, (“New Securities”) at any time after the Initial Closing Date, until $15,000,000 in aggregate New Securities have been offered and sold to any Persons (including the Purchasers). The Preemptive Portion shall be pro rated among the Purchasers with respect to each issuance of New Securities based on each Purchaser’s Pro Rata Interest.

10.2. Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale of New Securities described in Section 10.1 to the Purchasers within five (5) Business Days following any meeting of the Board of Directors at which such issuance or sale is approved. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase New Securities and shall set forth the material terms and conditions of the proposed issuance including:

(a) the number and description of the New Securities proposed to be issued and the percentage of the Company’s capitalization such issuance would represent;

(b) the proposed issuance date, which shall be at least ten (10) Business Days from the date of the Issuance Notice; and

(c) the proposed purchase price per security and other material terms of the offering.

10.3. Exercise of Pre-Emptive Rights. For a period of five (5) Business Days following the receipt of the Issuance Notice (the “Exercise Period”), each Purchaser shall have the right to elect irrevocably to purchase its Preemptive Portion of the New Securities at the purchase price set forth in the Issuance Notice by delivering a written notice to the Company. The closing of any purchase by such Purchaser shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. Notwithstanding the foregoing, the closing of any purchase by a Purchaser may be extended beyond the closing of the transaction in the Issuance Notice to the extent necessary to obtain any required third party approvals or consents (and the Company and such Purchaser shall use their respective reasonable efforts to obtain such approvals); provided, however, any such extension shall not exceed 60 days.

10.4. Sales to Prospective Buyer. If a Purchaser fails to purchase its allotment of the New Securities within the time period described in Section 10.3, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which such Purchaser(s) failed to exercise the option set forth in this Section 10 on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided, that (x) such issuance or sale is closed within thirty (30) Business Days after the expiration of the Exercise Period (subject to the extension of such period for a reasonable time not to exceed 60 days to the extent reasonably necessary to obtain any required third party approvals or consents) and (y) for the avoidance of doubt, the price at which the New Securities are sold is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Stockholders in accordance with the procedures set forth in this Section 10.

10.5. Closing of the Issuance. Upon the issuance of any New Securities to the Purchaser in accordance with this Section 10, the Company shall deliver to the Purchaser(s) certificates (if any) evidencing the New Securities, which New Securities shall be issued free and clear of any Encumbrances, and the Company shall so represent and warrant to the Purchaser(s), and further represent and warrant to the Purchaser(s) that such New Securities shall be, upon issuance thereof to the Purchaser(s) and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. The Purchaser(s) shall deliver to the Company the purchase price for the New Securities purchased by it by wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate.

11. Registration Rights of Purchasers.

11.1. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than thirty (30) days after the Initial Closing Date (the “Filing Deadline”), file with the Commission a Registration Statement on Form S-3 covering the resale of the full amount of the Conversion Shares (including the Conversion Shares underlying the Notes, Additional Notes, as well as Notes that may be issued in payment of PIK Interest) (collectively, the “Registrable Securities”). In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Purchasers, subject to the provisions of

Section 11.3. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the Effectiveness Deadline, which shall be either (i) 90 days after the Initial Closing Date or (ii) in the event that the Commission reviews the Registration Statement, 120 days after the Initial Closing Date (but in any event, no later than two Business Days from the Commission indicating that it has no further comments on the Registration Statement). By 9:30 am on the Business Day following the Effective Date, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

11.2. Legal Counsel. The Purchasers shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 11, which shall be Ropes & Gray LLP or such other counsel (“Legal Counsel”) as thereafter designated by the Purchasers. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Section 11.

11.3. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Purchasers and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

11.4. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 11.1 is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, by virtue of an adjustment of the Conversion Price of the Notes or otherwise, the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if on any Trading Day after the Filing Date and during the Registration Period (each a “Test Trading Day”), the number of shares of Common Stock available for resale under the Registration Statement is less than the Required Registration Amount, determined as of such Test Trading Day, (a) without regard to any limitations on the conversion of the Notes, and (b) assuming that the Notes (including the Additional Notes and any Notes that may be issued in the payment of the PIK Interest), are then convertible into shares of Common Stock at the prevailing Conversion Rate (as defined in the Notes) as of each Test Trading Day.

11.5. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this

Agreement is (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”) or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (b) on any day after the Effective Date, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2.0%) of such holder’s Pro Rata Interest in the Total Notes Purchase Price on each of the following dates: (i) the day of a Filing Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until such Filing Failure is cured; (ii) the day of an Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until such Effectiveness Failure is cured; and (iii) the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 11.5 are referred to herein as “Registration Delay Payments.” The first such Registration Delay Payment shall be paid within three (3) Business Days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of two percent (2.0%) per month (prorated for partial months) until paid in full.

11.6. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 11.1, 11.3 or 11.4, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall submit to the Commission, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Purchasers may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Purchasers shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration

Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 11.6(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (i) permit Legal Counsel to review and comment upon (A) a Registration Statement at least five (5) Business Days prior to its filing with the Commission and (B) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the Commission, and (ii) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the Commission, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchasers, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 11.

(d) The Company shall furnish to the Purchasers without charge, (i) promptly after the Registration Statement including such Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(e) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Purchaser of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 11.6(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Purchasers of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and the Purchasers (or such other number of copies as Legal Counsel or the Purchasers may reasonably request). The Company shall also promptly notify Legal Counsel and the Purchasers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Purchasers by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(h) If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of the Purchaser, the Company shall furnish to the Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Purchaser may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchaser.

(i) If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, upon the written request of the Purchaser in connection with the Purchaser’s due diligence requirements, if any, the Company shall make available for inspection by (i) the Purchaser, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other Transaction Document. The Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the

Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Purchaser) shall be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchasers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchasers and allow the Purchasers, at each Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use its best efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 11.6(k).

(l) The Company shall cooperate with the Purchasers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

(m) If requested by a Purchaser, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(n) The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(p) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Purchasers) confirmation that such Registration Statement has been declared effective by the Commission.

(q) Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of ten (10) Trading Days during any three hundred sixty five (365) day period and the first day of any Grace Period must be at least thirty (30) days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 11.6(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 11.6(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

11.7. Obligations of the Purchasers.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser in writing of the information the Company requires from such Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 11.6(g) or the first sentence of 11.6(f), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.6(g) or the first sentence of 11.6(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 11.6(g) or the first sentence of 11.6(f) and for which the Purchaser has not yet settled.

(d) Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

11.8. Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 11.5 and Section 11.6, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

11.9. Reports under the Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to the Purchasers so long as any Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

11.10. Piggyback Rights. Whenever the Company proposes to register any of its Common Stock or securities convertible into Common Stock, whether or not for its own account, provided such offering shall be underwritten or placed by a placement agent, the Company will give prompt written notice to the Purchasers of its intention to effect such a registration (but in no event less than fifteen (15) Business Days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date of the Company’s notice (a “Piggyback Registration“). Any Purchaser may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 11.10 prior to the effectiveness of such registration, whether or not the Purchaser has elected to include Registrable Securities in such registration. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), provided, without the consent of the Purchaser, such number so included shall equal at least 30% of such Purchaser’s Registrable Securities.

11.11. Assignment of Registration Rights. The rights under this Section 11 shall be automatically assignable by a Purchaser to any transferee of all or any portion of the Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

11.12. Indemnification.

(a) Company Indemnification. The Company will indemnify each Purchaser who holds Registrable Securities (if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected), each of its officers and directors, partners, members and each person controlling such Purchaser within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (B) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and in each case, the Company will reimburse each such Purchaser, each of its officers and directors, partners, members and each person controlling such Purchaser, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (X) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser or controlling person, and stated to be specifically for use therein, (Y) the use by a Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser in writing that the prospectus is outdated or defective or (Z) a Purchaser’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such prospectus or supplement; provided, further, that the indemnity agreement contained in this Section 11.12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Purchaser Indemnification. Each Purchaser holding Registrable Securities will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such Registration Statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each such holder, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser and stated to be specifically for use therein, or (B) any violation by such Purchaser of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Purchaser, and in each case, such Purchaser will reimburse the Company, each other holder, and directors, officers, persons, underwriters or control persons of the Company and the other holders for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity agreement contained in this Subsection 11.12(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Purchaser (which consent shall not be unreasonably withheld or delayed). The liability of any Purchaser for indemnification under this Section 11.12(b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to such Purchaser of the securities sold in any such registration.

(c) Notice and Procedure. Each party entitled to indemnification under this Section 11.12 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Contribution. If the indemnification provided for in this Section 11.12 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the proceeds from the offering received by such Purchaser. The amount paid or payable by a party as a result of any loss, claim, damage or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 11.12 was available to such party in accordance with its terms.

(e) Survival. The obligations of the Company and the Purchasers under this Section 11.12 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 11.12 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under the Transaction Documents.

12. Definitions. Unless the context otherwise requires, the terms defined in this Section 12 shall have the meanings specified for all purposes of this Agreement.

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 12, shall be construed in accordance with GAAP. If the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

“2002 Stock Incentive Plan” has the meaning assigned to it in Section 5.1(a) hereof.

“2007 Equity Incentive Plan” has the meaning assigned to it in Section 5.1(a) hereof.

“Additional Notes” has the meaning assigned to it in Section 3.2 hereof.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” has the meaning assigned to it in the introductory paragraph hereof.

“Allowable Grace Period” has the meaning assigned to it in Section 11.6 hereof.

“Applicable Law” has the meaning assigned to it in Section 5.18 hereof.

“Authorizations” has the meaning assigned to it in Section 5.18 hereof.

“Board of Directors” has the meaning assigned to it in Section 5.1(a) hereof.

“Business Day” has the meaning assigned to it in Section 6.5 hereof.

“Charter Documents” has the meaning assigned to it in Section 5.8 hereof.

“Closing” has the meaning assigned to it in Section 3.1 hereof.

“Closing Date” has the meaning assigned to it in Section 3.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Commitment Amount” has the meaning assigned to it in the recitals hereof.

“Common Stock” has the meaning assigned to it in the recitals hereof.

“Company” has the meaning assigned to it in the introductory paragraph.

“Company Intellectual Property” has the meaning assigned to it in Section 5.21(a) hereof.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control Agreement” has the meaning assigned to it in the Security Agreement.

“Conversion Shares” has the meaning assigned to it in the recitals hereof.

“Disclosure Schedule” has the meaning assigned to it in Section 5 hereof.

“Domain Names” has the meaning assigned to it in Section 5.21(c) hereof.

“DTC” has the meaning assigned to it in Section 9.2 hereof.

“Effective Date” means the date the Registration Statement pursuant to Section 11 has been declared effective by the Commission.

“Effectiveness Deadline” has the meaning assigned to it in Section 11.1 hereof.

“Effectiveness Failure” has the meaning assigned to it in Section 11.5 hereof.

“Employee Benefit Plan” has the meaning assigned to it in Section 5.17(b) hereof.

“Encumbrances” has the meaning assigned to it in Section 5.2 hereof.

“Environmental Laws” has the meaning assigned to it in Section 5.20(b) hereof.

“ERISA” has the meaning assigned to it in Section 5.17(a) hereof.

“Employee Benefit Plan” has the meaning assigned to it in Section 5.17(b) hereof.

“ESPP” has the meaning assigned to it in Section 5.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to Company employees, officers, directors or consultants pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company, (b) the Notes that may be issued pursuant to the Transaction Documents and any securities upon the exchange or conversion of the Notes (including the Conversion Shares, the Additional Notes and Notes issued on payment of PIK Interest) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, or (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, but shall not include a transaction to an entity whose primary business is investing in securities.

“Exercise Period” has the meaning assigned to it in Section 10.3 hereof.

“FDA” has the meaning assigned to it in Section 5.18 hereof.

“FFDCA” has the meaning assigned to it in Section 5.18 hereof.

“Filing Deadline” has the meaning assigned to it in Section 11.1 hereof.

“Filing Failure” has the meaning assigned to it in Section 11.5 hereof.

“FINRA” means the Financial Industry Regulatory Authority.

“Follow-on Offering” has the meaning assigned to it in Section 6.15 hereof.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Grace Period” has the meaning assigned to it in Section 11.6(q) hereof.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Hazardous Material” has the meaning assigned to it in Section 5.20(b) hereof.

“Increase Deadline” has the meaning assigned to it in Section 6.12 hereof.

“Indebtedness” has the meaning assigned in the Notes.

“Initial Closing” has the meaning assigned to it in Section 3.1 hereof.

“Initial Closing Date” has the meaning assigned to it in Section 3.1 hereof.

“Inspectors” has the meaning assigned to it in Section 11.6(i).

“Intellectual Property” has the meaning assigned to it in Section 5.21(a) hereof.

“Interest Share Calculation” shall have the meaning assigned to it in the definition of Required Registration Amount hereof.

“IP Summary” has the meaning assigned to it in Section 5.21(b) hereof.

“Issuance Notice” has the meaning assigned to it in Section 10.2 hereof.

“Key Employee” means each of the Company’s executive officers.

“Knowledge” by a Person of a particular fact or other matter means the following: (a) if the Person is an individual, that such individual is actually aware or reasonably should be aware, after due inquiry, by virtue of such person’s office, of such fact or other matter; and (b) if the Person is an Entity, any executive officer of such Person is actually aware or reasonably should be aware, after due inquiry, of such fact or other matter.

“Legal Counsel” has the meaning assigned to it in Section 11.2

“Maintenance Failure” has the meaning assigned to it in Section 11.5 hereof.

“Material Adverse Effect” means any (i) adverse effect on the issuance or validity of the Securities or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company.

“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company during any twelve month period in excess of $50,000, (ii) the breach of which by the Company would reasonably be expected to have a Material Adverse Effect, (iii) which are required to be filed as exhibits by the Company with the Commission pursuant to Items 601(b)(2), 601(b)(4) or 601(b)(10) of Regulation S-K promulgated by the Commission or (iv) the License Agreement with Sanofi-Aventis, dated March 19, 1992.

“Material Permits” has the meaning assigned to it in Section 5.28 hereof.

“New Securities” has the meaning assigned to it in Section 10.1 hereof.

“Non-Qualified Stock Plan” has the meaning assigned to it in Section 5.1(a) hereof.

“Note Purchase Price” has the meaning assigned to it in Section 2 hereof.

“Notes” has the meaning assigned to it in the recitals hereof.

“OUM” has the meaning assigned to it in Section 5.34 hereof.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Permitted Indebtedness” has the meaning assigned in the Notes.

“Permitted Liens” has the meaning assigned in the Notes.

“Piggyback Registration” has the meaning assigned to it in Section 11.10 hereof.

“Preemptive Portion” has the meaning assigned to it in Section 10.1 hereof.

“Preferred Stock” has the meaning assigned to it in Section 5.1(a) hereof.

“Preferred Shareholders Rights Agreement” has the meaning assigned to it in Section 5.1(a) hereof.

“Pro Rata Interest” means the relative interests of the Purchasers, as set forth on Schedule I attached hereto.

“Purchaser” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include any Affiliates of the Purchaser.

“Records” has the meaning assigned to it in Section 11.6(i).

“Registrable Securities” has the meaning assigned to it in Section 11.1 hereof.

“Registration Delay Payments” has the meaning assigned to it in Section 11.5 hereof.

“Registration Period” has the meaning assigned to it in Section 11.6(a).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 11 hereof.

“Regulation D” has the meaning assigned to it in the recitals hereof.

“Reporting Period” has the meaning assigned to it in Section 6.3 hereof.

“Required Registration Amount” for the Registration Statement pursuant to Section 11 means, solely for the purposes of calculating the number of shares of Common Stock covering the Registrable Securities on the Registration Statement, the sum of (i) the aggregate of the maximum number of Conversion Shares issued and issuable pursuant to the Notes (including, for the avoidance of doubt, the Notes issued at the Initial Closing, plus the full amount of the Additional Notes potentially issuable hereunder), and (ii) the aggregate of the maximum number of Conversion Shares issued and issuable pursuant to Notes that may be issued in satisfaction of PIK Interest, in each case at the then applicable Conversion Price as of the Trading Day (as defined in the Notes) immediately preceding the applicable date of determination, all subject to adjustment in accordance with Section 11.4 (without regard to any limitations on conversion of the Notes).

“Rule 144” has the meaning assigned to it in Section 11.9 hereof.

“SEC Reports” has the meaning assigned to it in Section 5.13(a) hereof.

“Securities” has the meaning assigned to it in Section 1 hereof.

“Securities Act” has the meaning assigned to it in the recitals hereof.

“Security Agreement” has the meaning assigned to in Section 1 hereof.

“Subsequent Closing” has the meaning assigned to it in Section 3.2 hereof.

“Subsequent Closing Date” has the meaning assigned to it in Section 3.2 hereof.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Test Trading Day” has the meaning assigned to it in Section 11.4 hereof.

“Total Notes Purchase Price” shall mean $4,500,000.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets Group Inc.

“Transaction Documents” means this Agreement, the Note(s) and the Security Agreement.

13. Enforcement.

13.1. Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement, any of the other Transaction Documents or now or hereafter available at law, in equity, by statute or otherwise.

13.2. No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and the Purchasers or any other holder of shares of Common Stock and no delay in exercising any such right, power or remedy conferred hereby or by any of the other Transaction Documents or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

14. Confidentiality. Except as otherwise agreed in writing by the Company, each Purchaser agrees that it will use reasonable care to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of the Transaction Documents (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 14 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Purchaser by a third party without knowledge by the Purchaser of any obligation of confidentiality such third party owes to the Company with respect to the information or (d) was known to the Purchaser prior to disclosure to the Purchaser by the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 14; (iii) to any Affiliate, partner, member, stockholder or advisor of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser promptly notifies the Company of such disclosure and, if requested by the Company, reasonably cooperates with the Company at the Company’s sole expense to minimize the extent of any such required disclosure. Notwithstanding anything to the contrary herein, the confidentiality obligations of this Section 14 shall survive the termination of this Agreement.

15. Miscellaneous.

15.1. Waivers and Amendments. Upon the approval of the Company and the written consent of the Required Holders, the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, maybe changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Required Holders.

15.2. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (d) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on Schedule I with respect to the Purchasers.

If to the Company:

A.P. Pharma, Inc.

123 Saginaw Drive

Redwood City, CA 94063

Attention: John Whelan

Facsimile No.: (650) 365-6490

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Alan C. Mendelson, Esq.

Facsimile No.: (650) 463-2600

or at such other address as the Company or each Purchaser each may specify by written notice to the other parties hereto in accordance with this Section 15.2.

15.3. Indemnification. The Company shall indemnify, save and hold harmless each Purchaser and its directors, officers, employees, partners, representatives and agents from and against (and shall promptly reimburse such indemnified persons for) any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from claims, actions, suits, proceedings or similar claims by any Person or entity (other than such Purchaser) associated or relating to the execution, delivery and performance of this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby or the exercise by the Purchaser of its rights thereunder. This indemnification provision shall be in addition to the rights of each Purchaser to bring an action against the Company for breach of any term of this Agreement or the other Transaction Documents.

15.4. No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

15.5. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other Person.

15.6. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

15.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of law principles.

15.8. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the City and County of San Diego, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15.2 shall be deemed effective service of process on such party.

15.9. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PURCHASERS AND THE COMPANY HEREBY WAIVE AND COVENANT THAT NEITHER THE COMPANY NOR THE PURCHASERS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PURCHASER AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchasers that the provisions of this Section 15.9 constitute a material inducement upon which the Purchaser are relying and will rely in entering into this Agreement. The Purchaser or the Company may file an original counterpart or a copy of this Section 15.9 with any court as written evidence of the consent of the Purchaser and the Company to the waiver of the right to trial by jury.

15.10. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

15.11. Entire Agreement. The Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

15.12. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

THE COMPANY

A.P. PHARMA, INC.

By:	/s/ John Whelan
Name: John Whelan
Title: Chief Executive Officer

[Company Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

THE PURCHASERS

TANG CAPITAL PARTNERS, LP

By:	Tang Capital Management, LLC,
its general partner

By:	/s Kevin Tang
Name: Kevin C. Tang
Title: Managing Director

[Purchaser Signature Page to Securities Purchase Agreement]

BAKER BROS. INVESTMENTS II, L.P.

By:	Baker Bros. Capital, L.P.,
its general partner
By:	Baker Bros. Capital (GP), LLC,
its general partner

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

BAKER BROTHERS LIFE SCIENCES, L.P.

By:	Baker Brothers Life Sciences Capital, L.P.,
its general partner
By:	Baker Brothers Life Sciences Capital (GP), LLC, its general partner

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

14159, L.P.

By:	14159 Capital, L.P., its general partner
By:	14159 Capital (GP), LLC, its general partner

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

[Purchaser Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF SENIOR SECURED CONVERTIBLE NOTE DUE 2021

EXHIBIT B

FORM OF SECURITY AGREEMENT

SCHEDULE I

Name	Address	Initial Closing Investment Amount	Pro Rata Interest
Tang Capital Partners, LP	Tang Capital Partners, LP c/o Tang Capital Management, LLC 4401 Eastgate Mall San Diego, California 92121	$1,200,000	80%
Baker Bros. Investments II, L.P	Baker Bros. Investments II, L.P c/o Baker Brothers Investments 667 Madison Avenue, 21st Floor New York, NY 10065-8029	$300	0.02%
Baker Brothers Life Sciences, L.P.	Baker Brothers Life Sciences, L.P. c/o Baker Brothers Investments 667 Madison Avenue, 21st Floor New York, NY 10065-8029	$294,300	19.62%
14159, L.P.	14159, L.P. c/o Baker Brothers Investments 667 Madison Avenue, 21st Floor New York, NY 10065-8029	$5,400	0.36%